                                                                  EXHIBIT 23.6

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus
constituting part of the Registration Statement on Form S-3 (No. 333-     )
of Cendant Corporation of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears on page F-8 in the Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Tampa, Florida
March 30, 1998